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                                                                    EXHIBIT 99.2



August 25,1999



STM Wireless, Inc.
One Mauchly
Irvine, CA  92618
Attention:  Joseph Wallace, Chief Financial Officer

Dear Mr. Wallace:

The CIT Group/Credit Finance, Inc. ("CIT") is pleased to advise you that we are willing to grant you a secured line of credit under the following terms and conditions (which, in addition to the standard terms set forth in our Loan and Security Agreement ("Financing Agreement"), will be more fully documented in the Financing Agreement, which Financing Agreement will be mutually acceptable to both parties).

Lender :        The CIT Group/Credit Finance , Inc. ("CIT")

Borrower:       STM Wireless, Inc.

Term:           Two Years

Facility:       $8,500,000.00

Exim Facility:  $7,000,000.00 (included in overall  $8,500,000.00 Facility)

Non Exim
Availability:   85% of eligible domestic accounts receivable , so long as
                dilution does not exceed 5.0% (presently the advance rate is 74% of eligible domestic accounts receivable based upon dilution of 16%).
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Exim Availability:

                    The sum of

                    (i) 90% of eligible accounts receivable due from foreign account debtors, so long as dilution does not exceed 5.0% (presently the advance rate is 79% of eligible accounts receivable based upon dilution of 16%), and

                    (ii) 70% against acceptable and eligible raw material, work-in-process and finished goods inventory designated for foreign sale, valued at the lower of i) cost, or ii) market, provided all said advances against the accounts receivable and inventory are guaranteed by Exim Bank in form reasonably acceptable to CIT.

Interest Rate:      Prime plus 2.0%*, allowing three (3) business days for
                    clearance of funds.

                    *The interest rate will be reduced to Prime plus 0.50% after the first anniversary of closing provided Borrower i) reports a positive net income for any two consecutive quarters as stated on its 10-Q report, and ii) is not in default under the terms of the Financing Agreement with CIT at such time.

Fees:
                    1. Closing Fee: 1.25% of the Facility. The Closing Fee shall be earned and payable at Closing.

                    2. Facility Fee: 1.0%* of the Facility, earned and payable on each anniversary of closing.

                        *Facility Fee will be reduced to 0.25% of the Facility if STM i) is not in default under the terms of the Financing Agreement with CIT at such time, and ii) reports a positive net income on the two 10-Q reports immediately preceding the anniversary date. Alternatively, the Facility Fee will be reduced to 0.50% if net income is reported only on the 10-Q report immediately prior to the anniversary date.

                    3. Annual Exim Bank Fee: Borrower to pay the EXIM fees due under the EXIM Working Capital Guaranty Program which, under the current program, are $42,500 (0.25% for the first $2.0 million guaranty and 0.75% for the remaining guaranty (presently $5.0 million)) and payable annually.

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                    4.  Letters of Credit ("L/C") Fee - 2.0% per annum of the
                        face amount of any standby and documentary L/C plus any other fees and costs incurred by us from the issuing bank, payable monthly. The total outstanding L/Cs shall not exceed $3,000,000.00 at any time outstanding.

Collateral:

                    A. First and only* lien on all assets of Borrower, which shall include, but not be limited to accounts receivable, inventory, equipment, cash deposit accounts, general intangibles and instruments (including, without limitation, Borrower's note receivable due from DTPI with a minimum value of $7,000,000.00 and any and all security therefor). So long as no Event of Default has occurred under the Financing Agreement, Borrower can use payments received under the DTPI note receivable for working capital purposes.

                        *subject to certain existing liens against specific equipment in which CIT shall have a second security interest.


                    B. Second Trust Deed on Borrower's real property located at One Mauchly, Irvine (facility). So long as no Event of Default has occurred under the Financing Agreement, Borrower may sell or refinance the facility, and use the proceeds for working capital purposes. CIT will release
                        or subordinate its   lien,   as   appropriate.

     Warrants:          Borrower, at closing, will issue to CIT a warrant to
                        purchase 100,000 issued and outstanding shares of the common stock of the Borrower on a fully dilutive basis
                        (to be determined as of the date of issuance of the warrant). Said warrant shall be:

                        (a) at a strike price equal to 105% the issuer offer price at the time of closing of this financing transaction;
                        (b)  the warrant shall be for a term of five (5) years;
                        (c) the shares subject to the warrant shall be non-dilutable without CIT's consent upon the occurrence of stock-splits and stock dividends;
                        (d) the shares subject to the warrant shall have piggyback registration rights with Borrower's stock. Borrower will advise CIT of all contemplated registrations and offerings of the stock of Borrower and will include, at CIT's request, the warrant or the stock purchased by CIT upon exercise of the warrant, in any such registration and offering, all at the Borrower's expense. The warrants will be structured

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                             so that CIT can effectuate a "cashless exercise" of
                             the warrant and convert the warrant into shares of Borrower's stock.

Financial
Covenants:      None

Conditions:     This letter is subject to, among other  things, the following conditions;

                I. As a condition precedent to closing, Borrowers must have minimum excess availability of no less than $4,000,000.00 (inclusive of unrestricted cash in domestic bank accounts), at closing only, after the application of (a) the loan proceeds as proposed, including closing costs, (b) past due taxes and (c) a reserve for delinquent payables as deemed reasonably appropriate by CIT (no reserve will be held by CIT for Benchmark Electronics, Inc. so long as Borrower is in full compliance with terms of payment required by Benchmark Electronics, Inc.;

                II. Should Borrower's average loan for any month be less than $3,000,000.00 ("Minimum Borrowing"), Borrower shall pay an amount equal to the difference between the average monthly loan and the Minimum Borrowing multiplied by the Interest Rate on the last day of such month, payable monthly;

                III. All field examinations to be paid for by Borrower at the then prevailing rate (currently $750 per examiner per day) ("Per Diem Charges") plus all out-of-pocket expenses, all limited to $10,000 per year provided Borrower is not in default at such time;

                IV. No material adverse change in Borrower's business, operations, profits or prospects or in the condition of the collateral shall have occurred, from the date of the most recent historical financial statements submitted to CIT or the field examintions conducted by CIT to the date of closing;

                V. Lockbox and a blocked or CIT bank account for all collections or proceeds of collateral;

                VI. Should this Facility be terminated by Borrower prior to the end of the Term, then an early termination fee ("ETF") in an amount equal to 1.0% of the Facility will be earned and payable if terminated in the first year and 0.5% of the Facility thereafter. The early termination fee will be reduced to 0.5%

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                       should Borrower repay its obligations to CIT through the
                       proceeds of the sale of all the stock or assets of the company to a third party;

                VII. Financial and accounting reports, statements and documents for Borrower in form and frequency satisfactory to CIT including, among other things, i) weekly roll-forward inventory reports, ii) monthly (by the 10th of each month), accounts receivable and accounts payable agings; iii) monthly (by the 20th of each month), internal financial statements, iv) annually (90 days after the fiscal year end), CPA audited fiscal year-end financial statements prepared by a CPA acceptable to CIT, and v) cash flow projections in form and frequency acceptable to CIT; vi) All reporting required by EXIM.

                VIII. For purposes of accounts eligibility calculations and in addition to any other eligibility criteria, CIT will deem ineligible the entire balance from a single account debtor if more than 50% of the account balance due from that account debtor is deemed ineligible due to age ("cross-age"). CIT shall also deem ineligible, that portion of the account balance due from a single domestic account debtor which constitutes more than 20% of all otherwise eligible accounts ("concentration percentage"). Notwithstanding the foregoing, the concentration percentage for selected accounts may be increased subject to approval by CIT in its sole judgment;

                IX. Execution and delivery of appropriate legal documentation, reasonably satisfactory in form and substance to each of us and our respective counsels, paid for by Borrower;

                X. Only foreign accounts and inventory designated for foreign sales covered by Exim Bank's Working Capital Guarantee will be considered for eligibility. Exim Bank Guarantee must be in form and on terms reasonably acceptable to CIT;

                XI. When providing commercial or standby LCs we will require a 100% margin implemented by reserving against availability under the overall revolving credit facility, however, only a 30% margin will be implemented if commercial LCs are utilized for purchases of Inventory that qualify for advances under the EXIM facility;

                XII. The Borrower is required to sell the real property located at One Mauchly, Irvine, CA within 90 days of the closing date with a minimum of $4.0 million of net proceeds injected into

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                       the company as working capital. Failure to meet this
                       requirement will result in an increase in the interest rate to Prime + 4.0% until this condition is met;

                XIII. Prior to funding, Borrower must achieve net sales of no less than $6.0 million and a net loss excluding extraordinary items of no more than $1,000,000 for the three months ended 9/30/99 based on Borrower's internally prepared income statements;

                XIV. At the end of each quarter, Borrower must maintain excess availability, inclusive of unrestricted cash in domestic bank accounts, of at least $1.0 million.

EXPENSES:              You agree to reimburse us for all reasonable costs and
--------               expenses paid or incurred by us in connection with your
                       account (before and after closing) including but not limited to those incurred during the due diligence process including expenses relating to our field examinations, CIT's in-house and outside counsel and related expenses, filing and search fees, and appraisals fees.

DEPOSITS:              You have previously deposited with us the sum of $20,000
--------               which is being used for the Expenses in consideration of
                       our incurring and continuing to incur certain expenses in the expectation of establishing a lender/borrower arrangement between us. At this time we request an additional deposit of $15,000. We may request in the future that you make further deposits with us if necessary. The remainder of the deposit, if any, together with the remainder of any other deposits, after deduction for the Expenses ("Deposits") at any time received by us from you will be:

                       A. Credited to your loan account, if your credit is funded; or

                       B. Retained by us as a fee if the proposed financing does not close due to Borrower's decision not to close with CIT.

Borrowers' damages for CIT's breach of this letter agreement shall be limited to the return of the remaining Deposit and the amount of the entire Closing Fee. CIT's damages for Borrowers' breach of this letter agreement shall be limited to the Expenses and the entire Closing Fee.

This letter shall become effective only upon our receipt of this letter, executed by you, by August 27, 1999 along with the additional deposit of
$15,000.00.   After execution, this letter and CIT's obligations herein shall terminate on November 30, 1999 if the

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proposed financing transaction has not closed, except with respect to Borrowers'
obligations to pay the Expenses discussed hereinabove, which shall survive in all events. Both parties agree to use their best efforts to close the proposed financing transaction by such date, and any extended date that they mutually agree to.

This letter is solely for your benefit and is not to be relied upon, nor shall CIT have any liability hereunder to, any third parties.

When executed, this letter supercedes and replaces our previous letter of interest to you of June 23, 1999 and our previous commitment letter to you of August 17, 1999.

We thank you for your interest in CIT, and allowing us to offer you this secured line of credit. We look forward to continuing to work with you and your associates on this transaction.



Very Truly Yours,                           AGREED TO:

THE CIT GROUP/CREDIT FINANCE, INC.          STM WIRELESS, INC.



By:___________________________              By:________________________


     _______________                        Title: ______________________
     Vice President

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